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                                                                 Exhibit 99.a(3)


                              ARTICLES OF AMENDMENT

                                       OF

                       THE GLOBAL TOTAL RETURN FUND, INC.



         THE GLOBAL TOTAL RETURN FUND, INC., a Maryland corporation having its principal offices in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: Article I of the Corporation's charter is hereby amended in its entirety to read as follows:

              The name of the corporation (hereinafter called the "Corporation") is Prudential Global Total Return Fund, Inc.

         SECOND: The foregoing amendment does not change the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the capital stock of the Corporation and does not increase the authorized stock of the Corporation.

         THIRD: The foregoing amendment is limited to changes expressly permitted by Section 2-605 of the Maryland General Corporation Law and have been approved by a majority of the entire Board of Directors of the Corporation without action by the stockholders in accordance with Section 2-605(a)(4) of the Maryland General Corporation Law (the Corporation being registered as an open-end company under the Investment Company Act of 1940).

         FOURTH: The foregoing amendment to the Charter of the Corporation shall become effective at 9:00 a.m. on August 9, 1999.

         IN WITNESS WHEREOF, THE GLOBAL TOTAL RETURN FUND, INC. has caused these presents to be signed in its name and on its behalf by its Vice President and attested by its Secretary on July 22, 1999.


                                THE GLOBAL TOTAL RETURN FUND, INC.


                                By: /s/ ROBERT F. GUNIA
                                   ---------------------------------------
                                      Robert F. Gunia, Vice President




Attest: /s/ MARGUERITE E.H. MORRISON
       ---------------------------------------
        Marguerite E.H. Morrison, Secretary

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         The undersigned, Vice President of The Global Total Return Fund, Inc.,
who executed on behalf of said corporation the foregoing amendments to the Charter of which this certificate is made a part, hereby acknowledges in the name and on behalf of said corporation, the foregoing amendments to the Charter to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.



                                   /s/ ROBERT F. GUNIA
                                   ---------------------------------------
                                   Robert F. Gunia